EXHIBIT 10.2

PROMISSORY NOTE

                                                                                                                                   Honolulu, Hawaii
$10,000,000.00                                                                                                                        September September 2, 2009

FOR VALUE RECEIVED, PACIFIC OFFICE PROPERTIES, L.P., a Delaware limited partnership (the “Maker”), promises to pay to the order of FIRST HAWAIIAN BANK, a Hawaii corporation (the “Lender”), at its main office at 999 Bishop Street, Honolulu, Hawaii 96813 or at such other place as the holder of this Note (the “Holder”) may from time to time designate, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) (the “Maximum Commitment”), or so much thereof as is from time to time advanced, pursuant and subject to the terms and conditions of that certain Credit Agreement executed concurrently herewith by the Maker and the Lender (the “Loan Agreement”), together with interest on each advance of the principal sum, from the date thereof, at the interest rate specified below on the principal balance remaining unpaid from time to time.

Interest.  The interest payable under this Note shall be a fluctuating rate per annum equal to one (1.00) percentage point higher than the effective rate of interest paid by the Lender on the “Pledged Account” (as defined in the Loan Agreement) from time to time during the term of this Note.  Interest shall be computed on the basis of a year of 360 days, and the actual number of days elapsed.

Advances.  Within the limits of the Maximum Commitment, and subject to the provisions of this Note, and to the terms and conditions of the Loan Agreement, the Maker may borrow, prepay and re-borrow.  All advances made by the Lender to the Maker hereunder and all payments made by the Maker on account of principal or interest shall be endorsed on the grid attached hereto which is a part of this Note.  The Lender will advance to the Maker such sums, within the limits of the Maximum Commitment, as may be requested from time to time, upon notice given by telephone (promptly confirmed in writing) received from Lawrence J. Taff or such other officer of the Maker as may be designated by Lawrence J. Taff in writing. The Lender will thereupon charge such sums against this Note and will credit such sums to the Maker’s general deposit account with the Lender. The authorized persons designated above may also prepay any borrowing hereunder by instructing the Lender to charge such sums as may be requested against the Maker’s general deposit account with the Lender, and to credit such sums to the indebtedness evidenced by this Note, provided that the amount requested is, on the date of such request, on deposit in such account.  The Lender will thereupon confirm to the Maker by debit advice the amount of such charge.  The Lender shall incur no liability to the Maker in acting upon instructions which the recipient thereof believes in good faith to have been given by the above authorized persons.  The Maker hereby irrevocably authorizes the Lender to comply with all of the instructions and directions of such persons, whether given by telephone, telefax, in writing or otherwise, relating to borrowing or payments hereunder.  Instructions given by telephone shall be directed to the Lender’s Corporate Banking Division, and any instructions or directions given by telephone will be confirmed the same day by the Maker in writing by delivering to the Lender a form in substantially the form attached hereto as Exhibit “1”.  The Lender will render to the Maker, on or before the tenth day of each calendar month, a statement of all loan transactions and loan balances for the previous month, which statement shall be deemed to be correct and conclusively binding upon the Maker, unless it notifies the Lender to the contrary within fifteen (15) days after receipt.  The debit balance of this Note may not at any time exceed the amount of the Maximum  Commitment.

Payments; Maturity Date.  Interest only shall be payable monthly in arrears, commencing on the first day of October, 2009, and continuing on the first day of each calendar month thereafter until the principal and interest on this Note are fully paid.  All unpaid principal and accrued but unpaid interest shall be due and payable on September 2, 2011, unless sooner due as hereinafter provided (the “Maturity Date”).

Application of Payments.  Except in the case of an election to the contrary by the Holder, and to the extent permitted by law, all payments will be applied first to charges, then interest, then principal.

Default.  If the Maker shall default in the payment of principal, interest or other fees or charges when due under this Note, and such default shall not have been cured within three (3) Banking Days, as defined in the Loan Agreement, or if an Event of Default, as defined in the Loan Agreement, shall occur (this Note, the Loan Agreement and all other agreements and security instruments referred to therein as “Loan Documents”, being hereinafter called the “Loan Documents”), then, and in any such event, the Holder, in addition to all remedies available to the Holder under the Loan Documents, or conferred upon the Holder by law, including the right of setoff, shall have the option to declare the unpaid principal sum of this Note, together with all interest accrued thereon, and all fees, charges and other sums payable under the Loan Documents to be immediately due and payable, and such principal sum and interest, and all such fees, charges and other sums shall thereupon become and be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and, upon such maturity, by acceleration or otherwise, the unpaid principal balance, all accrued but unpaid interest, and all such fees, charges and other sums shall thereafter bear interest until fully paid at the rate equal to the greater of:  (i) four (4) percentage points higher than the rate that would otherwise be in effect from time to time under this Note; or (ii) four (4) percentage points higher than the “Prime Interest Rate”, as hereinafter defined, in effect from time to time.  As used herein, the term “Prime Interest Rate” shall mean the lending rate of interest per annum announced publicly by First Hawaiian Bank from time to time as its “Prime Interest Rate”, which rate shall not necessarily be the best or lowest rate charged by First Hawaiian Bank from time to time. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of the same or any subsequent default.  The rights and remedies available to the Holder hereunder are cumulative and may be exercised together, separately, and in any order.

Late Charges.  If any monthly installment payment shall not have been paid within ten (10) days after the same becomes due and payable, the Holder, in addition to its other remedies, may collect, and the Maker shall pay on demand, a late charge equal to five percent (5%) of the amount overdue.

Reasonableness of Default Charges.  The Maker acknowledges that nonpayment of any monthly payment when due and nonpayment at maturity (whether or not resulting from acceleration due to an event of default under the Loan Documents) will result in damages to the Holder by reason of the additional expenses incurred in servicing the indebtedness evidenced by this Note and by reason of the loss to the Holder of the use of the money due and frustration to the Holder in meeting its other commitments. The Maker also acknowledges and agrees that the occurrence of any other event of default under the Loan Documents will result in damages to the Holder by reason of the detriment caused thereby. The Maker further acknowledges that it is and will be extremely difficult and impracticable to ascertain the extent of such damages caused by nonpayment of any sums when due or resulting from any other event of default under the Loan Documents. The Maker by its execution and delivery of this Note, and the Holder by the acceptance of this Note agree that a reasonable estimate of such damages must be based in part upon the duration of the default and that the rate of interest prescribed above with respect to the amount due and payable after maturity or acceleration and the late charge specified above with respect to delinquent payments would not unreasonably compensate the Holder for such damages.

U. S. Money.  Principal and interest shall be payable in lawful money of the United States of America, in immediately available funds.

Attorneys’ Fees.  The Maker promises to pay the Holder’s attorneys’ fees and such expenses as are incurred to induce or compel the payment of this Note or any portion of the indebtedness evidenced hereby, whether suit is brought hereon or not.

Waiver.  Except as otherwise provided herein, the Maker, indorsers and guarantors hereof and all others who may become liable for any part of this obligation severally waive presentment, protest, demand and notice of protest, demand, dishonor and nonpayment of this Note and consent to any number of renewals or extensions of the time of payment hereof and to any release of parties obligated hereunder or forbearance in the enforcement hereof.

No Oral Waiver, Modification or Cancellation.  No provision in this Note may be waived, modified or cancelled orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, modification, discharge or cancellation is sought.

Governing Law.  This Note shall be governed by and construed according to the laws of the State of Hawaii.

Limitations on Interest.  Notwithstanding any provision to the contrary contained in the Loan Documents, the rate and amount of interest which the Maker shall be required to pay to the Holder shall in no event, contingency or circumstance exceed the maximum rate or amount limitation, if any, imposed by applicable law.  If, from any circumstance whatsoever, performance by the Maker of any obligation under the Loan Documents at the time performance shall be due (including, without limiting the generality of the foregoing, the payment of any fee, charge or expense paid or incurred by the Maker which shall be held to be interest), shall involve transcending the limits of validity prescribed by law, if any, then, automatically, such obligation to be performed shall be reduced to the limit of such validity prescribed by applicable law. If, notwithstanding the foregoing limitations, any excess interest shall at the maturity of this Note be determined to have been received, the same shall be deemed to have been held as additional security. The foregoing provisions shall never be superseded or waived and shall control every other provision of all agreements between the Holder and the Maker.

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed.

PACIFIC OFFICE PROPERTIES, L.P.,
a Delaware limited partnership

By Pacific Office Properties Trust, Inc.,
a Maryland corporation
Its General Partner

By/s/Lawrence J. Taff
Print Name:  Lawrence J. Taff
 Its Executive Vice President

                                                        “Maker”